                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                     UNITED COMMUNITY FINANCIAL CORP.
  -------------------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)


  -------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------
     5)   Total fee paid:

          ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          --------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          --------------------------------------
     3)   Filing Party:

          --------------------------------------
     4)   Date Filed:

          --------------------------------------

                        UNITED COMMUNITY FINANCIAL CORP.
                             275 FEDERAL PLAZA WEST
                           YOUNGSTOWN, OHIO 44503-1203
                                 (330) 742-0500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the 1999 Annual Meeting of Shareholders of United Community Financial Corp. (UCFC) will be held at Mr. Anthony's, 7440 South Avenue, Boardman, Ohio , on April 29 1999, at 10:00 a.m., Eastern Time (Annual Meeting), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

          1.   To reelect five directors of UCFC for terms expiring in 2000;

          2. To ratify the selection of Deloitte & Touche LLP as the auditors of UCFC for the current fiscal year; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of UCFC of record at the close of business on March 5, 1999, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING MAY BE ASSURED. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.


                                            By Order of the Board of Directors





Youngstown, Ohio                        Douglas M. McKay
March 31, 1999                          President and Chairman of the Board

                        UNITED COMMUNITY FINANCIAL CORP.
                             275 FEDERAL PLAZA WEST
                           YOUNGSTOWN, OHIO 44503-1203
                                 (330) 742-0500

                                 PROXY STATEMENT

                                     PROXIES

         The enclosed Proxy is being solicited by the Board of Directors of United Community Financial Corp., an Ohio corporation (UCFC), for use at the 1999 Annual Meeting of Shareholders of UCFC to be held at Mr. Anthony's, 7440 South Avenue, Boardman, Ohio on April 29, 1999, at 10:00 a.m., Eastern Time, and at any adjournments thereof (Annual Meeting). Without affecting any vote previously taken, the proxy may be revoked by a shareholder by execution of a later dated proxy which is received by UCFC before the proxy is exercised or by giving notice of revocation to UCFC in writing or in open meeting before the proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a proxy.

         Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

                  FOR the re-election of Richard M. Barrett, Gary Keller, Douglas M. McKay, Herbert F. Schuler, Sr. and John F. Zimmerman, Jr. as directors of UCFC for terms expiring in 2000; and

                  FOR the ratification of the selection of Deloitte & Touche LLP (Deloitte & Touche) as the auditors of UCFC for the current fiscal year.

         Proxies may be solicited by the directors, officers and other employees of UCFC and The Home Savings and Loan Company of Youngstown, Ohio, a wholly-owned subsidiary of UCFC (Home Savings), in person or by telephone, telecopy, telegraph or mail, only for use at the Annual Meeting. Such proxies will not be used for any other meeting. The cost of soliciting proxies will be borne by UCFC.

         Only shareholders of record as of the close of business on March 5, 1999 (Voting Record Date), are entitled to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned. UCFC's records disclose that, as of the Voting Record Date, there were 34,715,625 votes entitled to be cast at the Annual Meeting.

         This Proxy Statement is first being mailed to the shareholders of UCFC on or about March 31, 1999.

                                  VOTE REQUIRED

ELECTION OF DIRECTORS

         Under Ohio law and UCFC's Code of Regulations (Regulations), the five nominees receiving the greatest number of votes will be elected as directors. Each shareholder will be entitled to cast one vote for each share owned. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified in the enclosed Proxy. If the enclosed Proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the re-election of the five nominees. No shareholder may cumulate votes in the election of directors.

RATIFICATION OF SELECTION OF AUDITORS

         The affirmative vote of the holders of a majority of the shares of UCFC represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Deloitte & Touche as the auditors of UCFC for the current fiscal year. Shares which are held by a nominee for a beneficial owner and which are represented in person or by proxy at the Annual Meeting but not voted with respect to such proposals (non-votes) will have the same effect as a vote against the approval of such ratification, as will abstentions. If, however, a shareholder has signed and dated a Proxy but has not voted on the ratification of the selection of Deloitte & Touche by checking an appropriate block on the Proxy, such person's shares will be voted FOR the ratification of the selection of Deloitte & Touche and will not be considered non-votes.


   VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the only person known to UCFC to own beneficially more than five percent of the outstanding common shares of UCFC as of March 1, 1999:

                                                          Amount and nature of                      Percent of
Name and address                                          beneficial ownership                  shares outstanding
---------------------                                     ---------------------                 -------------------
United Community Financial Corp. Employee Stock
Ownership Plan                                                2,677,250 (1)                            7.71%
5700 RiverTech Court
Riverdale, Maryland  20737


------------------------

  (1) Includes 2,586,161 unallocated shares with respect to which Riggs Bank N.A., as the Trustee for the United Community Financial Corp. Employee Stock Ownership Plan (the "ESOP"), has shared voting power.

         The following table sets forth certain information with respect to the number of common shares of UCFC beneficially owned by each director and by the directors and executive officers of UCFC as a group as of March 1, 1999:

                                                              Amount and nature of
                                                              beneficial ownership
                                                  --------------------------------------------
                                                   Sole voting and           Shared voting and              Percent of
Name and address (1)                              investment power            investment power          shares outstanding
--------------------                              ----------------            ----------------          ------------------
Richard M. Barrett                                       17,770                     17,529                     0.11%
Gary Keller                                              13,837                     44,467                     0.16
Douglas M. McKay                                         35,007                     78,764                     0.33
Herbert F. Schuler, Sr.                                   9,684                     40,860                     0.15
John F. Zimmerman, Jr.                                      590                     11,480                     0.03
All directors and executive
   officers as a group (7 persons)                      123,834                    248,467                     1.07%

----------------------------

(1) Each of the persons listed in this table may be contacted at the address of UCFC.


                      PROPOSAL ONE - ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

         The Regulations provide for a Board of Directors consisting of five persons. In accordance with Section 2.03 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of UCFC by the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. If the annual meeting for the election of directors in any year is not held on or before the thirty-first day next following such anniversary, then the written notice shall be received by the Secretary within a reasonable time prior to the date of the annual meeting. Each written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of UCFC owned either beneficially or of record by each nominee and the length of time the UCFC shares have been so owned.

         The Board of Directors proposes the re-election of the following persons to serve until the Annual Meeting of Shareholders in 2000 and until their successors are duly elected and qualified:

                                                                             Director of             Director of
Name                          Age (1)     Positions held                   UCFC since (2)        Home Savings since
----                          -------     --------------                   --------------        ------------------
Richard M. Barrett              60        Director                              1998                    1976
Gary Keller                     57        Director                              1998                    1982
Douglas M. McKay                51        Director, Chairman of the             1998                    1995
                                            Board and President
Herbert F. Schuler, Sr.         58        Director                              1998                    1977
John F. Zimmerman, Jr.          50        Director                              1998                    1991
-----------------------------

(1)      As of March 1, 1999.

(2) Each person became a director of UCFC in connection with the conversion of Home Savings from mutual to stock form (Conversion) and the formation of UCFC as the holding company for Home Savings.


         If any nominee is unable to stand for election, any proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

         RICHARD M. BARRETT. Prior to his retirement in 1995, Mr. Barrett was the President of Barrett Cadillac, Inc., an automobile dealership located in Youngstown, Ohio.

         GARY KELLER. Mr. Keller is the Chairman, President and Chief Executive Officer of Salem China Company and Urfic, Inc., which manufacture, import and distribute ceramic products and solid brass decorative hardware. Mr. Keller is also the President and Chief Executive Officer of Sebring Industries, Inc., an import business located in Salem, Ohio.

         DOUGLAS M. MCKAY. Mr. McKay joined Home Savings in 1971. Since 1995, Mr. McKay has served as Chief Executive Officer and Chairman of the Board of Home Savings and, since 1996, has also served as President of Home Savings. From 1991 to 1995, Mr. McKay was the Executive Vice President of Home Savings.

         HERBERT F. SCHULER, SR. Mr. Schuler is the President and Chief Executive Officer of General Extrusions, Inc., an aluminum parts manufacturer, and the President and Treasurer of Genex Tool & Die, Inc. Mr. Schuler has been employed by each company since the 1960s.

         JOHN F. ZIMMERMAN, JR. Mr. Zimmerman, an attorney, is a partner in the law firm of Manchester, Bennett, Powers and Ullman, a Legal Professional Association, located in Youngstown, Ohio, and has been associated with the firm since 1974.

MEETINGS OF DIRECTORS

         UCFC was incorporated in February 1998. The Board of Directors of UCFC met nine times for regularly scheduled and special meetings during the year ended December 31, 1998. Except for Mr. Keller who attended 66% of the meetings, each director attended at least 75% of the meetings of the Board of Directors. Mr. Keller's absences were due to special board meetings called while he was traveling for his companies' business.

         Each UCFC director is also a member of the Board of Directors of Home Savings. The Board of Directors of Home Savings met 18 times for regularly scheduled meetings during the year ended December 31, 1998.

COMMITTEES OF DIRECTORS

         The Board of Directors of UCFC has an Audit Committee but does not have a nominating committee or a compensation committee. Nominees for election to the Board of Directors are selected by the entire Board of Directors.

         The Audit Committee of UCFC is responsible for reviewing and reporting to the full Board of Directors on the independent audit of UCFC and related matters to ensure effective compliance with regulatory and internal policies and procedure. The members of the Audit Committee are Richard M. Barrett, Gary Keller, Herbert F. Schuler, Sr. and John F. Zimmerman, Jr. The Audit Committee did not meet during 1998.

         The Board of Directors of Home Savings has a Salary Committee. Each of the outside directors of Home Savings serves on the Salary Committee of Home Savings. The function of the Salary Committee is to determine the compensation of Home Savings' three senior officers and to make decisions regarding employee benefits and related matters. The Salary Committee met once during 1998.

                               EXECUTIVE OFFICERS

         In addition to Mr. McKay, the President of UCFC and Home Savings, the following persons are executive officers of UCFC and hold the designated positions:


Name                                       Age (1)            Position(s) held
----                                       -------            ------------------
Patrick A. Kelly                             40               Treasurer of UCFC,
                                                              Treasurer, Chief Financial Officer and
                                                              Senior Vice President of Home Savings

Donald J. Varner                             67               Secretary of UCFC,
                                                              Secretary and Senior Vice President/ Retail
                                                              Banking of Home Savings

------------------------

(1)      As of March 1, 1999.


         PATRICK A. KELLY. Mr. Kelly was appointed Treasurer of Home Savings in April 1992 and named Senior Vice President of Home Savings in November 1995. Mr. Kelly has been employed by Home Savings since February 1983, and has been a director of Home Savings since 1996.

         DONALD J. VARNER. Mr. Varner, an attorney, has worked for Home Savings for the past 41 years, and from 1976 to 1995, he served Home Savings as Vice President and Corporate Counsel. Mr. Varner is currently the Corporate Secretary of Home Savings and Senior Vice President of Home Savings' Retail Banking Division. Mr. Varner has been a director of Home Savings since 1987.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         The following table presents certain information regarding the compensation paid to the chief executive officer of UCFC and each executive officer of UCFC who received cash and cash equivalent compensation in excess of $100,000 from UCFC and Home Savings for services rendered to UCFC and Home Savings during 1998.


                           SUMMARY COMPENSATION TABLE

-------------------------------- ------------------ -------------------------------------- ----------------------------
                                                             Annual compensation
                                                    ------------------- ------------------
Name and principal                     Year           Salary ($)(1)         Bonus ($)               All other
   position                                                                                     compensation ($)
-------------------------------- ------------------ ------------------- ------------------ ----------------------------
Douglas M. McKay                       1998               $300,000           $185,481                $41,717 (2)
  President                            1997                239,934            120,614                 28,455 (3)

Donald J. Varner                       1998               $135,800            $76,671                $41,795 (4)
  Secretary                            1997                126,588             56,418                 24,823 (5)

Patrick A. Kelly                       1998               $133,700            $76,057                $41,738 (6)
  Treasurer                            1997                115,184             54,859                 24,412 (7)
-------------------------------- ------------------ ------------------- ------------------ ----------------------------

(1) Does not include amounts attributable to other miscellaneous benefits received by executive officers. The cost to Home Savings of providing such benefits to each named executive officer was less than 10% of his cash compensation.

(2) Consists of directors' fees of $16,800, a matching contribution of $2,500 paid by Home Savings to Mr. McKay's account in The Home Savings and Loan Company 401(k) Savings Plan (the 401(k) Plan) and the $22,417 value at December 31, 1998, of 1,507 shares allocated to Mr. McKay's ESOP account.

(3) Consists of directors' fees of $16,000, a matching contribution of $9,595 and a discretionary contribution of $2,860 paid by Home Savings to Mr. McKay's account in the 401(k) Plan.

(4) Consists of directors' fees of $17,200, a matching contribution of $2,178 paid by Home Savings to Mr. Varner's account in the 401(k) Plan and the $22,417 value at December 31, 1998, of 1,507 shares allocated to Mr. Varner's ESOP account.

(Footnotes continued on next page)

(5) Consists of directors' fees of $15,600, a matching contribution of $7,777 and a discretionary contribution of $1,446 paid by Home Savings to Mr. Varner's account in the 401(k) Plan.

(6) Consists of directors' fees of $17,200, a matching contribution of $2,121 paid by Home Savings to Mr. Kelly's account in the 401(k) Plan and the $22,417 value at December 31, 1998, of 1,507 shares allocated to Mr. Kelly's ESOP account.

(7) Consists of directors' fees of $16,000, a matching contribution of $7,127 and a discretionary contribution of $1,285 paid by Home Savings to Mr. Kelly's account in the 401(k) Plan.


EMPLOYMENT AGREEMENTS

         On December 17, 1998, Home Savings entered into employment agreements with Douglas M. McKay, Donald J. Varner and Patrick A. Kelly (collectively, Employment Agreements). Each of the Employment Agreements provide for a term of three years and performance reviews by the Board of Directors not less often than annually at which time the Employment Agreement may be extended for a period of one year. The Employment Agreements also provide for the inclusion of the officers in any formally established employee benefit, bonus, pension, and profit-sharing plans for which senior management personnel are eligible and for vacation and sick leave in accordance with Home Savings' prevailing policies.

         The Employment Agreements are terminable by Home Savings at any time. In the event of termination by Home Savings for "cause," as defined in the Employment Agreements, the employee has no right to receive any compensation or other benefits for any period after such termination. In the event of termination by Home Savings other than for cause or in connection with a "change of control," as defined in the Employment Agreements, the employee is entitled to a continuation of salary payments for a period of time equal to the remaining term of the Employment Agreement, a continuation of benefits substantially equal to those being provided at the date of termination of his employment until the earliest to occur of the end of the term of the Employment Agreement or the date on which the employee becomes employed full-time by another employer, and a cash bonus equal to the cash bonus, if any, paid to the employee in the twelve-month period prior to the termination of his employment.

         In the event of termination in connection with a "change in control," the employee is entitled to payment of an amount equal to 2.99 times the employee's annual compensation immediately preceding the termination of his employment. In addition, the employee is entitled to continued coverage under benefit plans until the earliest of the end of the term of his Employment Agreement or the date on which he is included in another employer's benefit plans as a full-time employee. The maximum which the employee may receive, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (Code). "Control," as defined in the Employment Agreements, generally refers to the acquisition by any person or entity of the ownership or power to vote 10% or more of the voting stock of Home Savings or UCFC, the control of the election of a majority of the directors of Home Savings or UCFC, or the exercise of a controlling influence over the management or policies of Home Savings or UCFC.

         The aggregate payments that would have been made to Messrs. McKay, Varner and Kelly pursuant to the Employment Agreements, assuming their termination at January 1, 1999, following a change of control, would have been approximately $923,910, $418,223 and $411,756, respectively.

PENSION PLAN

         Home Savings maintains and currently administers a defined benefit retirement plan (Pension Plan). Prior to December 31, 1998, employees became eligible to participate in the Pension Plan on the first day of the plan year coincident with or next following the later of the date the employee (i) attained age 20, or (ii) completed six months of continuous employment with Home Savings. As of December 31, 1998, the Pension Plan is not accepting new participants and Home Savings is considering terminating the Pension Plan due to the implementation of the ESOP.

         Participants become 100% vested in the Pension Plan upon completion of five years of service or upon termination of the Pension Plan. Upon retirement at age 65, vested participants are entitled to annual benefits equal to the sum of: (i) .95% of the average of a participant's highest five of the last ten consecutive years of service (the Final Average Compensation), multiplied by the number of years of credited service, not to exceed 35 years; plus (ii) .65% of the Final Average Compensation in excess of the Social Security taxable wage bases multiplied by the participant's credited service, not to exceed 35 years; plus (iii) 1.5% of the Final Average Compensation multiplied by the participant's credited service in excess of 35 years, but not to exceed five years. The Pension Plan permits early retirement after age 60 with 15 or more years of service at a reduced benefit level.

         Home Savings funding policy is to contribute amounts to the Pension Plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as Home Savings may determine to be appropriate from time to time. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

         The following table indicates the annual retirement benefit that would be payable under the Pension Plan upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit:


                                                                            Years of credited service
             Average compensation                   ------------------------------------------------------------------------
              (highest 5 years) (1)                    15              20              25             30              35
            -----------------------                  --------       ---------        ------        --------       ---------
                $  20,000                           $  2,545        $  3,393         $  4,242      $  5,090       $  5,938
                   35,000                              3,818           5,090            6,363         7,635          8,908
                   40,000                              5,538           7,384            9,230        11,076         12,922
                   50,000                              7,681          10,242           12,802        15,363         17,923
                   60,000                              9,824          13,099           16,374        19,649         22,924
                   70,000                             11,968          15,957           19,946        23,935         27,925
                  100,000                             18,398          24,530           30,663        36,795         42,928
                  150,000                             29,114          38,818           48,523        58,227         67,932
------------------------

 (1) The maximum amount of annual compensation which can be considered in computing benefits under Section 401(a)(17) of the Code is $160,000.

         Mr. McKay, Mr. Kelly and Mr. Varner have approximately 26, 16 and 42 years of credited service under the Pension Plan, respectively. Their base salary and bonuses are reported above in the Summary Compensation Table.

COMPENSATION COMMITTEE REPORT

         As a unitary savings and loan holding company, the business of UCFC consists principally of holding the stock of Home Savings. The functions of the executive officers of UCFC, who are also executive officers of Home Savings, pertain primarily to the operations of Home Savings. The executive officers receive their compensation, therefore, from Home Savings, rather than from UCFC. The Salary Committee of the Home Savings Board of Directors has furnished the following report concerning executive compensation.

PROCESS FOR DETERMINING COMPENSATION

         The compensation of the executive officers is reviewed annually by the Salary Committee. The Salary Committee utilizes industry survey data and takes into consideration asset bases and geographic location. In addition, the Salary Committee assesses each executive officer's contribution to UCFC and Home Savings, the skills and experiences required for each officer's position and potential contributions of the officer to the future of UCFC and Home Savings. Based on these assessments, the Salary Committee makes a recommendation to the Board of Directors of Home Savings. The Board reviews the recommendations of the Salary Committee, except that the executive officers that also serve as Board members do not participate in discussions or decisions relative to their own compensation.

COMPENSATION POLICIES

         The executive compensation program of UCFC and Home Savings is designed to attract and retain key executives by providing comparable compensation opportunities to those offered by peer group companies. The program includes a pay-for-performance component that is intended to provide rewards to executive officers for corporate performance and to motivate the officers to reach specific strategic business objectives.

DETERMINATION OF CEO'S COMPENSATION

         The Salary Committee recommended and the Board approved the 1998 compensation of Mr. McKay, the President and Chief Executive Officer of UCFC and Home Savings, pursuant to the policies described above for executive officers. The increase in Mr. McKay's compensation was based on comparative salary data gathered from various industry compensation surveys, as well as the Salary Committee's assessment of the performance of Mr. McKay, Home Savings and UCFC during 1998.

Submitted by the Salary Committee of Home Savings' Board of Directors:

Richard M. Barrett    Charles B. Cushwa, III    Gary Keller               Clarence R. Smith, Jr.
James E. Bennett      Donald R. Inglis          Herbert F. Schuler, Sr.   John F. Zimmerman, Jr.

DIRECTOR COMPENSATION

         No fees are paid for service as a director of UCFC. Each director of Home Savings currently receives a retainer of $10,000 per year and $400 per meeting of the full Board attended. Non-employee directors of Home Savings receive an additional fee of $400 per committee meeting attended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, no member of the Salary Committee was a current or former executive officer or employee of UCFC or Home Savings or had a reportable business relationship with UCFC or Home Savings.

PERFORMANCE GRAPH

         The following graph compares the cumulative total return on UCFC's common shares during 1998 with the total return of an index of companies whose shares are traded on The Nasdaq Stock Market and an index of savings and loan associations and savings and loan holding companies. The graph assumes that 100 UCFC shares were purchased on July 9, 1998, at a purchase price of $15 per share, the closing price on that date, and not $10 per share, the initial public offering price of UCFC shares.


           [Performance Graph Represented by the Following Chart]


                                                                  PERIOD ENDING
                                     ---------------------------------------------------------------------------
INDEX                                7/9/98    7/31/98    8/31/98    9/30/98    10/31/98    11/30/98    12/31/98
----------------------------------------------------------------------------------------------------------------
United Community Financial Corp.      100.0     113.33     93.33      93.33       93.33       87.97       99.70
NASDAQ - Total US                     100.0      96.75     77.78      88.52       92.14      101.22      114.17
SNL Thrift Index                      100.0      91.68     70.11      76.33       79.36       83.47       82.99

CERTAIN TRANSACTIONS

         Home Savings makes loans to executive officers and directors of Home Savings and UCFC in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable loans to other persons. All outstanding loans to executive officers and directors were made pursuant to such policy, do not involve more than the normal risk of collectibility or present other unfavorable features and are current in their payments.


                      PROPOSAL TWO - SELECTION OF AUDITORS

         The Board of Directors has selected Deloitte & Touche as the auditors of UCFC for the current fiscal year and recommends that the shareholders ratify such selection. Management expects that a representative of Deloitte & Touche will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

         Any proposals of qualified shareholders intended to be included in the proxy statement for the 2000 Annual Meeting of Shareholders of UCFC should be sent to UCFC by certified mail and must be received by UCFC not later than November 25, 1999. In addition, if a shareholder intends to present a proposal at the 2000 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 8, 2000, then the proxies designated by the Board of Directors of UCFC for the 2000 Annual Meeting of Shareholders of UCFC may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

         Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.


                                             By Order of the Board of Directors





Youngstown, Ohio                        Douglas M. McKay
March 31, 1999                          President and Chairman of the Board

                                 REVOCABLE PROXY
                        UNITED COMMUNITY FINANCIAL CORP.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                         UNITED COMMUNITY FINANCIAL CORP.

     UNITED COMMUNITY FINANCIAL CORP. 1999 ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 1999

      The undersigned shareholder of United Community Financial Corp. (UCFC) hereby constitutes and appoints Donald J. Varner and Patrick A. Kelly, or either of them, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of UCFC to be held at Mr. Anthony's, 7440 South Avenue, Boardman, Ohio on April 29, 1999, at 10:00 a.m. local time (the "Annual Meeting"), all of the shares of UCFC which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.   The reelection of five directors:


     / /  FOR                 / /  AGAINST          / /  FOR ALL EXCEPT


             Richard M. Barrett, Gary Keller, Douglas M. McKay,
             Herbert F. Schuler Sr. and John F. Zimmerman, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below).

------------------------------------------------------------------------------

2. The ratification of the selection of Deloitte & Touche LLP, certified public accountants, as the auditors of UCFC for the current fiscal year.


     / /  FOR                 / /  AGAINST          / /  ABSTAIN


3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AND THE PROPOSALS LISTED ABOVE.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1 and 2.

     All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 1999 Annual Meeting of Shareholders of UCFC and of the accompanying Proxy Statement is hereby acknowledged.

     Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

Please be sure to sign and date this Proxy in the box below.

                                       Date

----------------------------           ------------------------------
Stockholder sign above                 Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                        UNITED COMMUNITY FINANCIAL CORP.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE USA